UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2013 (June 12, 2013)

Summit Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35666	45-5200503
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2100 McKinney Avenue

Suite 1250

Dallas, Texas 75201

(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (214) 242-1955

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On June 12, 2013, Summit Midstream Holdings, LLC (“Summit Holdings”), Summit Midstream Finance Corp. (“Finance Corp.” and, together with Summit Holdings, the “Issuers”), Summit Midstream GP, LLC (the “General Partner”), and Summit Midstream Partners, LP (“SMLP”) and certain subsidiary guarantors (collectively, the “Subsidiary Guarantors” and, together with SMLP, the “Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., RBC Capital Markets, LLC and RBS Securities Inc., as representatives of the initial purchasers named therein (collectively, the “Initial Purchasers”), to sell $300 million aggregate principal amount of the Issuers’ 7½% Senior Notes due 2021 (the “Notes”) in accordance with a private placement (the “Offering”) conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

The Purchase Agreement contains customary representations, warranties and agreements of the Issuers, the General Partner and the Guarantors (collectively, the “Partnership Parties”), and customary indemnification rights and obligations of the parties.

The Offering closed on June 17, 2013 and Summit Holdings used the net proceeds to repay a portion of the indebtedness outstanding under its revolving credit facility.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Indenture

The Issuers issued the Notes pursuant to an indenture, dated as of June 17, 2013 (the “Indenture”), among the Issuers, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will mature on July 1, 2021. Interest on the Notes is payable semi-annually in arrears on January 1 and July 1 of each year, beginning on January 1, 2014. The Notes will be unconditionally guaranteed on a senior unsecured basis by SMLP and all existing and certain future subsidiaries of SMLP (other than the Issuers).

At any time prior to July 1, 2016, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price of 107.500% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds of certain equity offerings. On and after July 1, 2016, the Issuers may redeem all or a part of the Notes at redemption prices (expressed as percentages of principal amount) equal to (i) 105.625% for the twelve-month period beginning on July 1, 2016; (ii) 103.750% for the twelve-month period beginning on July 1, 2017; (iii) 101.875% for the twelve month-period beginning on July 1, 2018; and (iv) 100.000% for the twelve-month period beginning on July 1, 2019 and at any time thereafter, plus accrued and unpaid interest.

The Indenture restricts SMLP’s and the Issuers’ ability and the ability of certain of their subsidiaries to: (i) incur additional debt or issue preferred stock; (ii) make distributions, repurchase equity or redeem subordinated debt; (iii) make payments on subordinated indebtedness; (iv) create liens or other encumbrances; (v) make investments, loans or other guarantees; (vi) sell or otherwise dispose of a portion of their assets; (vii) engage in transactions with affiliates; and (viii) make acquisitions or merge or consolidate with another entity. These covenants are subject to a number of important exceptions and qualifications. At any time when the Notes are rated investment grade by either of Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services and no Default or Event of Default (each as defined in the Indenture) has occurred and is continuing, many of these covenants will terminate.

The Indenture provides that each of the following is an Event of Default: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of the principal of, or premium, if any, on the Notes; (iii) failure by the Issuers or SMLP to comply with certain covenants relating to merger, consolidation, sale of assets, change of control or asset sales; (iv) failure by SMLP for 180 days after notice to comply with certain covenants relating to the filing of annual, quarterly and current reports with the Securities and Exchange Commission (the “SEC”); (v) failure by the Issuers or SMLP for 30 days after notice to comply with any of the other agreements in the Indenture; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by SMLP or any of its restricted subsidiaries (or the payment of which is guaranteed by SMLP or any of its restricted subsidiaries) if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness (a “Payment Default”); or (b) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a

Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more; (vii) failure by SMLP or any of its restricted subsidiaries to pay final judgments aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) except as permitted by the Indenture, any guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its guarantee of the Notes; and (ix) certain events of bankruptcy, insolvency or reorganization described in the Indenture with respect to the Issuers, SMLP or any of SMLP’s restricted subsidiaries that is a significant subsidiary or any group of SMLP’s restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary of SMLP.

In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization with respect to either Issuer, SMLP, any of SMLP’s restricted subsidiaries that is a significant subsidiary or any group of SMLP’s restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

On June 17, 2013, the Issuers entered into a Registration Rights Agreement (the “Registration Rights Agreement”), with the Guarantors and the Initial Purchasers in connection with the Offering.

Under the Registration Rights Agreement, the Issuers and the Guarantors shall cause to be filed with the SEC a registration statement with respect to an offer to exchange the Notes for substantially identical notes that are registered under the Securities Act. The Issuers and the Guarantors will use their commercially reasonable efforts to cause such exchange offer registration statement to become effective under the Securities Act. In addition, the Issuers and the Guarantors will use their commercially reasonable efforts to cause the exchange offer to be consummated not later than 365 days after the issuance of the Notes. Under certain circumstances, in lieu of, or in addition to, a registered exchange offer, the Issuers and the Guarantors have agreed to file a shelf registration statement with respect to the Notes. The Issuers and the Guarantors are required to pay additional interest on the Notes if they fail to comply with their obligations to register the Notes within the specified time periods.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Relationships

The Initial Purchasers and their affiliates have in the past, and may in the future, perform investment banking, commercial banking, advisory and other services for the Partnership Parties and their respective affiliates from time to time for which they have received, and may in the future receive, customary fees and expenses. Affiliates of each of the Initial Purchasers are lenders under Summit Holdings’ revolving credit facility and, therefore, received a portion of the net proceeds from the Offering. Amegy Bank National Association, MidFirst Bank and Comerica Bank acted as financial advisors to the Issuers in connection with the Offering but they did not serve as Initial Purchasers; each received fees in connection with such services.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the sub-heading “Indenture” is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1

Purchase Agreement, dated as of June 12, 2013, by and among Summit Midstream Holdings, LLC, Summit Midstream Finance Corp., Summit Midstream GP, LLC, the Guarantors named therein and the Initial Purchasers named therein

4.1

Indenture, dated as of June 17, 2013, by and among Summit Midstream Holdings, LLC, Summit Midstream Finance Corp., the Guarantors party thereto and U.S. Bank National Association (including form of the 7½% senior notes due 2021)

4.2

Registration Rights Agreement, dated as of June 17, 2013, by and among Summit Midstream Holdings, LLC, Summit Midstream Finance Corp., the Guarantors named therein and the Initial Purchasers named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Summit Midstream Partners, LP
(Registrant)

By: Summit Midstream GP, LLC (its general partner)

Date: June 17, 2013	/s/ Matthew S. Harrison
Matthew S. Harrison, Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
1.1

Purchase Agreement, dated as of June 12, 2013, by and among Summit Midstream Holdings, LLC, Summit Midstream Finance Corp., Summit Midstream GP, LLC, the Guarantors named therein and the Initial Purchasers named therein

4.1

Indenture, dated as of June 17, 2013, by and among Summit Midstream Holdings, LLC, Summit Midstream Finance Corp., the Guarantors party thereto and U.S. Bank National Association (including form of the 7½% senior notes due 2021)

4.2

Registration Rights Agreement, dated as of June 17, 2013, by and among Summit Midstream Holdings, LLC, Summit Midstream Finance Corp., the Guarantors named therein and the Initial Purchasers named therein